EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Annual Report on Form 10‑K of Enviva Partners, LP (the “Partnership”) for the year ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen F. Reeves, Executive Vice President and Chief Financial Officer of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.
2
/s/ STEPHEN F. REEVES
Stephen F. Reeves
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: February 22, 2018